EXHIBIT 32.1
Panhandle Royalty Company
5400 North Grand Blvd. Suite #305
Oklahoma City, OK 73112
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
REGARDING PERIODIC REPORT CONTAINING
FINANCIAL STATEMENTS
I, H W Peace II, Chief Executive Officer of Panhandle Royalty Company, (the “Issuer”), in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify in connection with the Issuer’s Quarterly Report on Form 10-Q for the period that ended December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”) that:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ H W Peace II
H W Peace II
President &
Chief Executive Officer

February 6, 2006

(13)